UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        March 7, 2008

JENNIFER CONVERTIBLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                  1-9681                                                               11-2824646

                   (Commission File Number)                                  (IRS Employer Identification No.)

419 Crossways Park Drive, Woodbury, New York                                                 11797

         (Address of Principal Executive Offices)                                                          (Zip Code)

(516) 496-1900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

            On March 7, 2008, our wholly-owned subsidiary, Hartsdale Convertibles, Inc. (“Hartsdale”), entered into an Inventory Financing Agreement (the “Inventory Financing Agreement”) with GE Commercial Distribution Finance Corporation (“CDF”), pursuant to which CDF may extend credit to or on behalf of Hartsdale from time to time to enable Hartsdale to purchase inventory and for other purposes. Each advance under the Inventory Financing Agreement will be made in accordance with specific financial terms as determined between the parties at the time of such advance. As security for its obligations under the Inventory Financing Agreement, Hartsdale has granted to CDF a security interest in the inventory and all insurance proceeds thereto. In addition, we have guaranteed the obligations of Hartsdale under the Inventory Financing Agreement.

            The Inventory Financing Agreement will be for an initial term of one year and will automatically renew each year unless terminated by at least thirty (30) days prior written notice by either party or terminated immediately by CDF if Hartsdale objects to the terms of any advance, billing statement or written notice of fees and terms.

            The description of the Inventory Financing Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Inventory Financing Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

            (d)        Exhibits

            10.1      Inventory Financing Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2008	Jennifer Convertibles, Inc.

	By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer